EXHIBIT 22
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                   INTER-REGIONAL FINANCIAL GROUP, INC.
                          LIST OF SUBSIDIARIES
                           December 31, 1994
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                                                       Percentage
                                                        of Voting
                                      State in Which   Securities
Name                                   Incorporated       Owned
- ----                                  --------------   ----------
Consolidated subsidiaries of
 Registrant:
  Dain Bosworth Incorporated            Delaware          100%
  IFG Asset Management Services, Inc.
    (formerly known as Insight
    Investment Management, Inc.).       Minnesota         100
  Rauscher Pierce Refsnes, Inc.         Delaware          100
  Regional Operations Group, Inc.       Minnesota         100

Consolidated subsidiaries of Dain
 Bosworth Incorporated:
  Clayton Brown Capital Corp.           Delaware          100
  Dain Equity Partners, Inc.            Minnesota         100
  Dain Kalman & Quail
   Municipal-Nebraska, Inc.             Nebraska          100

Consolidated subsidiaries of
 Rauscher Pierce Refsnes, Inc.:
  Rauscher Pierce Refsnes
   Leasing, Inc.                        Arizona           100
  RP Transportation Corp.               Delaware          100
  RPR Mortgage Finance Corporation      Texas             100
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